Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Highland Funds I:

We consent to the use of our report, dated August 29, 2017, with respect to the financial statements of the Funds of Highland Funds I, incorporated herein by reference, and to the references to our firm under the headings “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” and “FINANCIAL STATEMENTS” in the statement of additional information.

/s/ KPMG LLP

Boston, Massachusetts

December 8, 2017